Exhibit 3.3
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE OPNEXT, INC. S H A R E S CUSIP 68375V 10 5 SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES THAT is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE, OF transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, upon surrender of this Certificate, properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile signatures of the duly authorized officers of the Corporation. Dated: SECRETARY PRESIDENT AND CEO BY: COUNTERSIGNED COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY TRANSFER AGENT AND REGISTRAR BY: AUTHORIZED SIGNATURE
AMERICAN BANK NOTE COMPANY PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714 711 ARMSTRONG LANE PROOF OF: JANUARY 25, 2007 COLUMBIA, TENNESSEE 38401 OPNEXT, INC. (931) 388-3003 TSB 26007 FC LOT 2 SALES: RICHARD JOHNS 516-731-2885 OPERATOR: ANTHONY/RON 7 / LIVE JOBS / O / Opnext 26007 FC Lot 2 Rev. 1 COLORS SELECTED FOR PRINTING: Logo prints in PMS 144 Orange, PMS 185 Red and black. Intaglio prints in SC-7 dark blue. COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF